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                                                                     Exhibit 99


                                  PRESS RELEASE


BARR AND DURAMED ANNOUNCE MERGER AGREEMENT

Merger Will Strengthen Female Healthcare, Oral Contraceptive Portfolio

POMONA, NEW YORK, JUNE 29, 2001...Barr Laboratories, Inc. (NYSE-BRL) and Duramed Pharmaceuticals, Inc. (NASDAQ-DRMD) today announced that their respective Boards of Directors have unanimously approved, and both companies have signed, a definitive agreement for a stock-for-stock merger of the two companies. When completed, the merger will create a leading developer, manufacturer and marketer of proprietary and generic female healthcare products, including hormone replacement therapies and oral contraceptives. The combined company, which will operate under the Barr Laboratories name, expects to have revenues of approximately $700 million in fiscal 2002.

Under terms of the agreement, Duramed shareholders will receive a fixed exchange ratio of 1 share of Barr Laboratories, Inc. common stock for every 3.9032 shares of Duramed common stock. The transaction is subject to customary approvals and other conditions, and is expected to close late in Barr's first fiscal 2002 quarter, or early in its second fiscal quarter. The transaction is expected to be a tax-free exchange, and accounted for under the "pooling of interests" method. Relative to the earnings estimates of Wall Street analysts, excluding earnings from the sale of Prozac in fiscal year 2002, and including estimated synergies, Barr expects the transaction to be neutral to earnings in fiscal 2002 and accretive to earnings thereafter. Barr's fiscal year ends on June 30.

Bruce L. Downey will serve as Chairman and Chief Executive Officer of the combined company; Paul M. Bisaro will be President and Chief Operating Officer; Carole S. Ben-Maimon, M.D, will be President and Chief Operating Officer of Barr Research; and, William T. McKee will be Senior Vice President and Chief Financial Officer.

E. Thomas Arington, Chairman of the Board and Chief Executive Officer of Duramed, will become a member of the Board of Directors of the combined company. In addition to serving on the Board, Arington will assume the role of Chairman of the Business Development Committee of the Board; participate in day-to-day business development activities of the company; be active in the management of the company during the transition; and continue in an advisory capacity thereafter. Richard R. Frankovic and Peter R. Seaver, who currently serve on Duramed's board, will also join the Board of the combined company. Jeffrey T. Arington, President and Chief Operating Officer, and Timothy J. Holt, Senior Vice President, Finance and Administration, Treasurer and Chief Financial Officer of Duramed Pharmaceuticals, Inc. have also agreed to participate in the transition.


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The merger creates the opportunity to form a single company offering consumers a complete line of oral contraceptive products, based on the combination of unique strengths that each partner will contribute to the venture. Among Barr's contributions are a strong pipeline of generic and proprietary oncology, female healthcare products and oral contraceptives; a well-financed research and development capability; and significant expertise in legal, regulatory and government affairs activities. Duramed will contribute several key oral contraceptives, including its Apri(R) and Aviane(TM), and hormone replacement therapy products including its Cenestin(R) (synthetic conjugated estrogens, A) Tablets, as well as the sales force that has been driving the growth of this innovative product.

"This merger brings together two organizations that share a common vision: the development and manufacturing of innovative generic and proprietary female healthcare and oral contraceptive products," said Downey. "The success of the merger will be based on the two companies' strong product franchises and promising pipelines. A second critical component is the physician detailing force that markets Cenestin; this sales force will provide a platform for the successful launch of Barr's proprietary female healthcare products, including the innovative oral contraceptive, SEASONALE(TM), that is currently in Phase III clinical trials. Finally, the resulting research and development synergies will enable us to allocate the resources to complete studies to support expanded indications for Duramed's Cenestin, and allow us to enhance our focus on the ultimate development and commercialization of a generic conjugated estrogens product."

E. Thomas Arington, Chairman and Chief Executive Officer of Duramed, said, "We feel that the potential upside of this combined entity is in the best interest of and of excellent value for Duramed shareholders. Our unique, valuable technology has allowed Duramed to establish a strong position in the solid oral dose hormone market; that technology, along with our substantial infrastructure, excellent track record with the FDA and the quality of our sales organization, strategically complements Barr's position in women's healthcare and provides a solid base from which to expand. As one of the few companies with the intellectual property to develop and manufacture a complete line of sophisticated hormone products, Duramed is an important resource to Barr and should position the combined company for future revenue and earnings growth."


MERGER STRENGTHENS PRODUCT PORTFOLIO AND R&D PIPELINE

The merger will result in a generic business segment built on a franchise of more than 120 current products, as well as a R&D pipeline of more than 30 generic products currently pending before the U.S. Food and Drug Administration. In addition, the proprietary programs of the combined companies will ensure that consumers benefit from the introduction of innovative products in the hormone replacement and oral contraceptive categories. "The benefits of the strengthened generic portfolio will be recognized over the short term and will be complemented over the next several years by the expanded proprietary pipeline," Downey continued.





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SALES FORCE FOR ORAL CONTRACEPTIVES

The merger of Barr and Duramed gives the new company access to an experienced female healthcare product sales force that will continue to drive the growth of existing products, while simultaneously establishing a conduit for the launch of new oral contraceptive and hormonal products. In 1999, Duramed launched Cenestin and entered into a three-year sales and marketing agreement with Cardinal Health, Inc. for a contract sales organization. At the end of the contract, Duramed has the option to acquire and internalize this sales force. This experienced sales team will allow the new company to better position its new products with the physician community.


MANUFACTURING CAPABILITIES BROADENED

The merger combines the significant manufacturing capabilities of both companies, particularly in the specialized manufacturing suites used in the production of hormone replacement agents, oral contraceptives and oncology products. This combined capacity is sufficient to address the needs of current products, including Duramed's Cenestin, as well as those female healthcare generic and proprietary products currently in development or awaiting FDA approval.


MERGER PARTNERS' SNAPSHOT

Barr reported fiscal 2000 annual revenues of $440 million, net income of $44 million and earnings per share of $1.24. The Company markets approximately 80 products in oncology, female healthcare, oral contraceptive, cardiovascular, anti-infective and psychotherapeutic agents. Duramed currently markets approximately 50 products, including female healthcare and oral contraceptive agents. Duramed reported 2000 annual revenues of $83.5 million, net income of $164,000 and earnings per share of $0.01.

Banc of America Securities LLC acted as financial advisor to Barr Laboratories, Inc., and UBS Warburg LLC acted as financial advisor to Duramed Pharmaceuticals, Inc.

Barr Laboratories, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals. Duramed Pharmaceuticals, Inc., develops, manufactures and markets prescription drug products, focusing on women's health and the hormone replacement therapy markets.

Safe Harbor Statement: To the extent that any statements made in this release contain information that is not historical, these statements are essentially forward-looking. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include: the timing and outcome of legal proceedings; the difficulty in predicting the timing of U.S. Food and Drug Administration ("FDA") approvals; the difficulty in predicting the timing and outcome of court decisions on patent challenges; the court and FDA's decisions on exclusivity periods; market and customer acceptance and demand for new pharmaceutical products; the ability to market proprietary



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products; the impact of competitive products and pricing; timing and success of product development and launch; availability of raw materials; the regulatory environment; fluctuations in operating results; and, other risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "believes," "may," "could" "estimates," "intends" and other words of similar meaning. Should known or unknown risks or uncertainties materialize, or should our assumptions prove inaccurate, actual results could vary materially from those anticipated. The Company undertakes no obligation to publicly update any forward-looking statements.

[EDITOR'S ADVISORY: Barr Laboratories, Inc. news releases are available free of charge through PR Newswire's News On-Call fax service. For a menu of Barr's previous releases, or to receive a specific release via fax call: (800) 758-5804 -- ext. 089750. Barr news releases and corporate information are also available on Barr's home page (www.barrlabs.com).]